THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

      If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor. If you have sold or transferred all of your registered holdings of Shares (as defined below), please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee.

                          Notice of Guaranteed Delivery
                    (Not to be used for Signature Guarantees)

                      For Tender of Shares of Common Stock

                                       of

                       The Langer Biomechanics Group, Inc.

                        Pursuant to the Offer to Purchase
                             dated January 10, 2001

                                       By

                        OrthoStrategies Acquisition Corp.
                          a wholly owned subsidiary of
                              OrthoStrategies, Inc.

      As set forth under Section 3--"Procedures for Tendering Shares" in the Offer to Purchase, dated January 10, 2001, and any supplements or amendments thereto (the "Offer to Purchase"), this form (or a copy hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates (the "Certificates") representing shares of common stock, par value $.02 per share (the "Shares"), of The Langer Biomechanics Group, Inc., a New York corporation ("Langer"), are not immediately available, (ii) if the procedures for Book-Entry Transfer cannot be completed on a timely basis or (iii) time will not permit Certificates and all other required documents to reach the Registrar and Transfer Company (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, by mail or by overnight courier or transmitted by facsimile transmission to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the Offer to Purchase under
Section 3--"Procedures for Tendering Shares".

                        The Depositary for the Offer is:

                         REGISTRAR AND TRANSFER COMPANY

By Hand/Overnight Courier:                                     By Mail:
    10 Commerce Street                                    10 Commerce Street
Cranford, New Jersey 07106                            Cranford, New Jersey 07106

                                  By Facsimile:
                                 (908) 497-2311

                           For Confirmation Telephone:
                              (908) 497-2300 x2556

      Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of instruction via facsimile transmission other than as set forth above will not constitute a valid delivery.

      This notice of guaranteed delivery is not to be used to guarantee a signature. If a signature on a letter of transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to OrthoStrategies Acquisition Corp., a company incorporated under the laws of the State of New York, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under Section 3--"Procedures for Tendering Shares."

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Name of Record Holder(s): ______________________________________________________

Address(es): ___________________________________________________________________

Area Code(s) and Telephone Number(s): __________________________________________

Signature(s):___________________________________________________________________

Date: _____________________________________________________________

Number of Shares: _________________________________________________

Account Number: ___________________________________________________

Certificate Number(s) if available:________________________________

If Share(s) will be tendered by Book-Entry Transfer, check box: |_|

|_|   The Depository Trust Company: _______________________________

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                      THE GUARANTEE BELOW MUST BE COMPLETED
                                    GUARANTEE
                    (Not to Be Used for Signature Guarantee)

      The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, either the Certificates representing the Shares tendered hereby, in proper form for transfer, or Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal, and any other documents required by the Letter of Transmittal, all within three business days after the date hereof.

Name of Firm:___________________________________________________________________
                                                           Authorized Signature

Address:_______________________________________ Name:___________________________
                                                               Please Print

_______________________________________________ Title:__________________________
                                 Zip Code

Area Code and Tel. No:_________________________ Date ___________________________

Note: Do not send Certificates with this Notice of Guaranteed Delivery. Certificates should be sent with your Letter of Transmittal.
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